                                  EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE


                                               Three Months Ended
                                       -------------------------------------
                                                     June 30
                                       -------------------------------------
                                              1995               1994
                                       -----------------  ------------------
                                       (in thousands, except per share data)

Primary:
Net Income                                   $ 3,315            $ 2,607
                                             -------            -------
Weighted average number
   common shares outstanding                   9,785              9,283

Add:
Dilutive effect of outstanding options,
   as determined by the application
   of the treasury stock method using
   the average market price of the Company's
   common stock                                  252                320
                                             -------            -------
Weighted average number of common
   and common equivalent shares               10,037              9,603
                                             -------            -------
Primary earnings per share                   $   .33            $   .27
                                             -------            -------
Fully diluted:

Weighted average number of common
  and common equivalent shares                10,037              9,603

Add:
Additional dilutive effect of outstanding
  options, as determined by the application
  of the treasury stock method using the
  quarter end market price of the Company's
  common stock                                    12                  0
                                             -------            -------
Weighted average number of common
  shares fully diluted                        10,049              9,603
                                             -------            -------
Fully diluted earnings per share             $   .33*           $   .27*
                                             -------            -------

*Not presented in Financial Statements since dilutive effect is less than 3%.